                                               Registration Statement No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                               ------------------
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                          THE WASHINGTON POST COMPANY
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                              53-0182885
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                             1150 15th Street, N.W.,
                             Washington, D.C. 20071
                                 (202) 334-6000
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                                Diana M. Daniels
                                 Vice President,
                          General Counsel and Secretary
                           The Washington Post Company
                             1150 15th Street, N.W.
                             Washington, D.C. 20071
                                 (202) 334-6000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 with copies to:

                              Gregory M. Shaw, Esq.
                             Cravath, Swaine & Moore
                                825 Eighth Avenue
                            New York, New York 10019
                                 (212) 474-1966

                               ------------------

        Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

                               ------------------

       If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [x]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                            PROPOSED MAXIMUM      PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF             AMOUNT TO BE     OFFERING PRICE   AGGREGATE OFFERING PRICE         AMOUNT OF
      SECURITIES TO BE REGISTERED          REGISTERED (A)     PER UNIT (B)             (A)(B)              REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Debt Securities.......................      $400,000,000          100%               $400,000,000               $111,200
====================================================================================================================================

       (A) The initial public offering price of any Debt Securities denominated in any foreign currencies or currency units shall be the U.S. dollar equivalent thereof based on the prevailing exchange rates at the respective times such Debt Securities are first offered. For Debt Securities issued with an original issue discount, the amount to be registered is calculated as the initial accreted value of such Debt Securities.
       (B)    Estimated solely for purposes of calculating the registration fee.

                               ------------------

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

PROSPECTUS


                           THE WASHINGTON POST COMPANY

                  1150 15th Street, N.W. Washington, D.C. 20071
                                 (202) 334-6000

                                  $400,000,000

                                 DEBT SECURITIES

       The Washington Post Company may offer from time to time its unsecured debt securities consisting of notes, debentures or other evidences of indebtedness. Up to $400,000,000 principal amount, or the equivalent thereof in one or more foreign currencies or currency units, may be issued.

       The terms of each series of debt securities will be set forth in a Prospectus Supplement. You should read this Prospectus and the Prospectus Supplement carefully.












                               ------------------
            NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES TO BE ISSUED UNDER THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------












       The Washington Post Company may sell debt securities directly, through agents or through underwriters or dealers.



                 The date of this Prospectus is       , 1998

                              ABOUT THIS PROSPECTUS

       This Prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission (the "Commission") utilizing a "shelf" registration process. Under this shelf process, we may, from time to time over approximately the next two years, sell debt securities described in this Prospectus in one or more offerings up to a total dollar amount of $400,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

       This Prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read both this Prospectus and any Prospectus Supplement together with additional information described under the heading "Where You Can Find More Information" beginning on page 2 of this Prospectus.

       You should rely only on the information provided in this Prospectus and in any Prospectus Supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus, or any supplement to this Prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

                       WHERE YOU CAN FIND MORE INFORMATION

       The Company has filed with the Commission a Registration Statement under the Securities Act that registers the distribution of the debt securities (the "Registration Statement"). The Registration Statement, including the attached exhibits and schedules, contains additional relevant information about the Company and the Company's securities. The rules and regulations of the Commission allow us to omit certain information included in the Registration Statement from this Prospectus.

       In addition, we file reports, proxy statements and other information with the Commission under the Exchange Act. You may read and copy this information at the following locations of the SEC.

                                                                              Chicago Regional Office
Public Reference Room                New York Regional Office                    Citicorp Center
450 Fifth Street, N.W.                 7 World Trade Center                  500 West Madison Street
      Room 1024                             Suite 1300                              Suite 1400
Washington, D.C. 20549               New York, New York 10048              Chicago, Illinois 60661-2511

       You may also obtain copies of this information by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

       The Commission also maintains an Internet world wide website that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the Commission. The address of that site is http://www.sec.gov.

       You can also inspect reports, proxy statements and other information about the Company at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

       The Commission allows us to "incorporate by reference" information into this Prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be a part of this Prospectus, except for any information that is superseded by information that is included directly in this document.

       This Prospectus incorporates by reference the documents listed below that the Company has previously filed with the Commission. They contain important information about us and our predecessors.

                          Company SEC Filings                                Period
                          -------------------                                ------


Annual Report on Form 10-K...............................         Year ended December 28, 1997

Quarterly Reports on Form 10-Q...........................         Quarters ended March 29, 1998, June 28, 1998
                                                                  and September 27, 1998

Current Report on Form 8-K...............................         Dated March 20, 1998

       The Company incorporates by reference additional documents that it may file with the Commission between the date of this Prospectus and the termination of the offering of the debt securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

       You can obtain any of the documents incorporated by reference in this document through us, or from the Commission through the Commission's web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this Prospectus. You can obtain documents incorporated by reference in this Prospectus by requesting them in writing or by telephone from us at the following addresses:

                               Investor Relations
                           The Washington Post Company
                              1150 15th Street N.W.
                             Washington, D.C. 20071
                                 (202) 334-6000

       If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

                                   THE COMPANY

       The Washington Post Company (the "Company") is a diversified media organization whose principal operations consist of newspaper publishing (primarily The Washington Post newspaper), television broadcasting (through the ownership and operation of six network-affiliated television stations), the ownership and operation of cable television systems, and magazine publishing (primarily Newsweek magazine). The Company also produces news and other information products for electronic distribution and provides test preparation and related services.

       The Company was incorporated in 1947 under the laws of the State of Delaware. Its executive offices are located at 1150 15th Street, N.W., Washington, D.C. 20071, and its telephone number is (202) 334-6000.

                                 USE OF PROCEEDS

       The Company intends to use the net proceeds from the sale of the debt securities offered by this Prospectus (the "Debt Securities") for general corporate purposes. These may include:

       -      capital expenditures

       -      possible acquisitions

       -      repurchase of the Company's stock

       -      payment of other debt

       -      other purposes as may be stated in the Prospectus Supplement

       The Company expects to engage in additional financings on a recurring basis. The character and amount of financings will be determined as the need arises.

                      RATIO OF EARNINGS TO FIXED CHARGES

       The ratio of earnings to fixed charges has been computed by dividing "earnings available for fixed charges" by "fixed charges." For purposes of computing this ratio, "earnings available for fixed charges" principally consists of (i) income before income taxes, the cumulative effect of changes in accounting principles, and equity in earnings of unconsolidated subsidiaries, plus (ii) "fixed charges" (excluding capitalized interest). "Fixed charges" principally consists of interest expense and the portion of rental expense that is representative of the interest factor (deemed by the Company to be one-third).

                                   Thirty-Nine Weeks Ended                                Fiscal Year Ended
                                -----------------------------    -------------------------------------------------------------------
                                September 27,   September 28,    December 28,   December 29,   December 31,   January 1,  January 2,
                                -------------   -------------    ------------   ------------   ------------   ----------  ----------
                                    1998            1997             1997           1996           1995           1995       1994
                                    ----            ----             ----           ----           ----           ----       ----
Ratio of earnings to
   fixed charges...........        29.9 (a)        33.1 (b)        37.2 (c)        32.3            22.9           22.5      22.7 (d)




--------------------

a- For the thirty-nine weeks ended September 27, 1998, the Company's pre-tax income included non-recurring gains of approximately $308.5 million arising from the disposition of the Company's investment interests in Cowles Media Company and Junglee Corporation and the sale of the assets of 14 small cable television systems. Excluding these gains, the ratio of earnings to fixed charges would have been 14.0.

b- For the thirty-nine weeks ended September 28, 1997, pre-tax income included a non-recurring gain of approximately $24.8 million resulting from the sale of the assets of the Company's PASS Sports subsidiary. Excluding this gain, the ratio would have been 30.5.

c- For the fiscal year ended December 28, 1997, pre-tax income included non-recurring gains of approximately $71.1 million resulting from the sale of the assets of the Company's PASS Sports subsidiary and the Company's investment interests in Bear Island Paper Company, L.P. and Bear Island Timberlands Company, L.P.
   Excluding these gains, the ratio would have been 31.5.

d- For the fiscal year ended January 2, 1994, pre-tax income included a non-recurring gain of approximately $20.5 million arising from the sale of the Company's cable franchises in the United Kingdom. Excluding this gain, the ratio would have been 21.0.

                       DESCRIPTION OF THE DEBT SECURITIES

       The Debt Securities will be issued under an Indenture (the "Indenture") between the Company and The First National Bank of Chicago, as Trustee (the "Trustee"). The Indenture was filed as an exhibit to the Registration Statement. The Debt Securities may be issued from time to time in one or more series. The particular terms of each series will be described in a Prospectus Supplement. The following statements are subject to the detailed provisions of the Indenture. The sections of the Indenture specifically referred to in the following discussion are incorporated by reference. Capitalized terms that are not defined in the following discussion have the meanings assigned to them in the Indenture.

GENERAL

       Debt Securities may be issued from time to time under the Indenture in an unlimited aggregate principal amount and an unlimited number of series.

       The Debt Securities are unsecured and will have the same rank as all other unsecured and nonsubordinated debt of the Company.

       The Prospectus Supplement relating to the series of Debt Securities which it offers describes (Sections 202 and 301):

       (1)    the title of the Debt Securities of such series;

       (2)    any limit upon the aggregate principal amount of such Debt
              Securities;

       (3) the person to whom the interest on a Debt Security of any series will be payable if not the person in whose name that Debt Security is registered on the regular record date;

       (4) the date or dates on which such Debt Securities will mature or the method of determination of such date or dates;

       (5) the rate or rates, or the method of determination thereof, at which such Debt Securities will bear interest, if any, the date or dates from which such interest will accrue, the date or dates such interest will be payable and, for Registered Debt Securities (as defined below), the Regular Record Dates;

       (6) the place or places where the principal of, and premium and interest, if any, on, such Debt Securities will be payable;

       (7) the periods, prices and terms and conditions upon which any such Debt Security may be redeemed, in whole or in part, at the option of the Company;

       (8) any terms for redemption or repurchase pursuant to any sinking fund or analogous provision or the option of a Holder;

       (9) any terms for conversion of the Debt Securities into other securities of the Company or any other corporation at the option of a Holder;

       (10) any terms for the attachment to such Debt Securities of warrants, options or other rights to purchase or sell stock or other securities of the Company;

       (11) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities that will be payable upon acceleration of maturity (Debt Securities subject to such provisions being referred to as "Original Issue Discount Securities");

       (12) any deletions or modifications of, or additions to, the Events of Default or covenants of the Company under the Indenture with respect to such Debt Securities (including whether the covenants described below under "Certain Covenants of the Company" will not apply to such Debt Securities);

       (13) if other than U.S. dollars, the currency, currencies or currency unit or units in which such Debt Securities will be denominated and in which the principal of, and premium and interest, if any, on, such Securities will be payable;

       (14) whether, and the terms and conditions on which, the Company or a Holder may elect that, or the other circumstances under which, payment of principal of, or premium or interest, if any, on, such Debt Securities is to be made in a currency or currencies or currency unit or units other than that in which such Debt Securities are denominated;

       (15) any matter of determining the amount of principal of, or premium or interest, if any, on, any such Debt Securities to be determined with reference to an index based on a currency or

                                                                               6
              currency unit or units other than that in which such Debt Securities are stated to be payable or an index based on any other method;

       (16) whether such Debt Securities will be issued in fully registered form without coupons ("Registered Debt Securities") or in bearer form with or without coupons ("Bearer Debt Securities"), or any combination thereof, whether such Debt Securities will be issued in the form of one or more global securities (each a "Global Debt Security") and whether such Debt Securities are to be issuable in temporary global form or definitive global form;

       (17) if such Debt Securities are to be issued upon the exercise of warrants, the time, manner and place for such Debt Securities to be authenticated and delivered;

       (18) whether and under what circumstances the Company will pay additional amounts to any holder of such Debt Securities who is not a United States person (as defined below under "Temporary Global Securities") in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms the Company will have the option to redeem such Debt Securities rather than pay any additional amounts; and

       (19) any other terms of any of such Debt Securities not inconsistent with the Indenture.

       Most Debt Securities will be issued as Registered Debt Securities. Registered Debt Securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple of $1,000. Bearer Debt Securities denominated in U.S. dollars will be issued in denominations of $5,000. Debt Securities may bear legends required by United States Federal tax law and regulations. (Section 401)

       If any series of the Debt Securities are sold for any foreign currency or currency unit or if the principal of, or premium or interest on, any series of the Debt Securities is payable in any foreign currency or currency unit, the restrictions, elections, tax consequences, specific terms and other information with respect to such series of the Debt Securities and such foreign currency or currency unit will be set forth in the Prospectus Supplement relating to that series.

CERTAIN COVENANTS OF THE COMPANY

       Limitation on Merger, Consolidation and Certain Sale of Assets. The Company will covenant that it will not merge into or consolidate with any other corporation, or convey or transfer all or substantially all its properties and assets as an entirety to, any person unless:

       (a) the successor is a U.S. corporation, partnership, limited liability company, trust or other entity,

       (b) the successor assumes on the same terms and conditions all the obligations under the Debt Securities and the Indenture, and

       (c) immediately after giving effect to the transaction, there is no default under the Indenture. (Section 901)

Upon such merger, consolidation, conveyance or transfer, the successor will succeed to, and will be substituted in lieu of, the Company. (Section 902)

       Event Risk. Except for the limitations on Secured Indebtedness and Sale and Leaseback Transactions described below, the Indenture and Debt Securities do not contain any covenants or other provisions designed to afford holders of the Debt Securities protections in the event of a highly leveraged transaction involving the Company.

       Limitation on Secured Indebtedness. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, create, assume, incur or guarantee any Secured Indebtedness without securing the Debt Securities equally and ratably with, or prior to, such Secured Indebtedness unless immediately thereafter the aggregate amount of all outstanding Secured Indebtedness (exclusive of Secured Indebtedness if the Debt Securities are secured equally and ratably with, or prior to, such Secured Indebtedness) and the discounted present value determined as set forth in the Indenture of all net rentals payable under existing leases entered into in connection with Sale and
Leaseback Transactions (as defined below) entered into after          (except
any such leases entered into by a Restricted Subsidiary before the time it became a Restricted Subsidiary) would not exceed 15% of Consolidated Net Worth. (Section 1104)

       Limitation on Sale and Leaseback Transactions. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, enter any lease longer than three years (excluding leases of newly acquired, improved or constructed property) covering any Principal Property of the Company or any Restricted Subsidiary that is sold to any other person in connection with such lease (a "Sale and Leaseback Transaction"), unless either:

       (a)    immediately thereafter, the sum of:

              (i) the discounted present value determined as set forth in the Indenture of all net rentals payable under all such existing leases
       entered into after          (except any such leases entered into by a
       Restricted Subsidiary before the time it became a Restricted Subsidiary), and

              (ii) the aggregate amount of all outstanding Secured Indebtedness (exclusive of Secured Indebtedness if the Debt Securities are secured equally and ratably with, or prior to, such Secured Indebtedness)

       does not exceed 15% of Consolidated Net Worth; or

       (b)    an amount equal to the greater of:

              (i) the net proceeds to the Company or a Restricted Subsidiary from such sale, and

              (ii) the discounted present value determined as set forth in the Indenture of all net rentals payable thereunder is applied within 180 days to the retirement of long-term debt of the Company or a Restricted Subsidiary (other than such debt which is subordinated to the Debt Securities or which is owing to the Company or a Restricted Subsidiary). (Section 1105)

       Certain Definitions Used in The Covenants. The Indenture defines some of the terms used in the Covenants as follows:

       "Secured Indebtedness" will mean indebtedness of the Company or any Restricted Subsidiary for borrowed money secured by any lien upon (or in respect of any conditional sale or other title retention agreement covering) any Principal Property or any stock or indebtedness of a Restricted Subsidiary, but excluding from such definition all
       indebtedness: (i) outstanding on      , secured by liens (or arising from
       conditional sale or other title retention agreements) existing on that
       date; (ii) incurred after                to finance the acquisition,
       improvement or construction of property and either secured by purchase money mortgages or liens placed on such property within 180 days of acquisition, improvement or construction or arising from conditional sale or other title retention agreements; (iii) secured by liens on Principal Property or on the stock or indebtedness of Restricted Subsidiary, and, in either case, existing at the time of acquisition thereof; (iv) owing to the Company or any Restricted Subsidiary; (v) secured by liens (or conditional sale or other title retention devices) existing at the time a corporation became or becomes a Restricted Subsidiary in the case of a corporation which shall have become or becomes a Restricted Subsidiary
       after       ; (vi) arising from any Sale and Leaseback Transaction; (vii)
       incurred to finance the acquisition or construction of property secured by liens in favor of any country or any political subdivision thereof; and (viii) constituting any replacement, extension or renewal of any such indebtedness (to the extent such indebtedness is not increased).

       "Principal Property" will mean all land, land improvements, buildings, machinery and equipment constituting a manufacturing facility, a printing facility, a warehouse facility, a distribution facility, a television broadcast facility, a cable television facility or an office facility (including any portion thereof) which facility is owned by or leased to the Company or a Restricted Subsidiary, is located within the United States and has an acquisition cost plus capitalized improvements in excess of 1% of Consolidated Net Worth as of the date of such determination, other than any such facility financed through the issuance of tax-exempt governmental obligations, or which the Board of Directors determines is not of material importance to the Company and its Restricted Subsidiaries taken as a whole, or in which the interest of the Company and all its Subsidiaries does not exceed 50%.

       "Consolidated Net Worth" will mean, at the date of any determination, the consolidated stockholders' or owners' equity of the Company and its subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

       "Restricted Subsidiary" will mean any Subsidiary of the Company which has substantially all its property in the United States, which transacts substantially all its business in the United States, and which owns or is a lessee of any Principal Property. Subsidiaries organized or acquired
       after         for the purpose of acquiring the stock, business or assets of any person other than the Company or any Restricted Subsidiary and which (after giving effect to such acquisition) have consolidated total assets of not more that 10% of the consolidated total assets of the Company and its subsidiaries are excluded from the definition of Restricted Subsidiary.

       "Subsidiary" will mean any corporation a majority of the voting shares of which are at the time owned or controlled, directly or indirectly, by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

       The Indenture provides that the Company may omit to comply with the restrictive covenants described above under "Limitation on Secured Indebtedness" and "Limitation on Sale and Leaseback Transactions" if the holders of not less than a majority in principal amount of all series of outstanding Debt Securities affected thereby (acting as one class) waive compliance with such restrictive covenants. (Section 1107)

EXCHANGE, REGISTRATION AND TRANSFER

       Registered Debt Securities of any series will be exchangeable for other Registered Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. If Debt Securities of any series are issuable as both Registered Debt Securities and Bearer Debt Securities, the Bearer Debt Securities of such series (with all unmatured coupons, except as provided below, and all matured coupons in default) will be exchangeable for Registered Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. If a Bearer Debt Security with coupons appertaining thereto is surrendered in exchange for a Registered Debt Security after a Regular Record Date or Special Record Date and before the relevant date for payment of interest, such Bearer Debt Security shall be surrendered without the coupon relating to such date for payment of interest and interest will not be payable on such date in respect of the Registered Debt Security issued in exchange for such Bearer Debt Security, but will be payable only to the holder of such coupon when due in accordance with the terms thereof and of the Indenture. Bearer Debt Securities will not be issued in exchange for Registered Debt Securities (unless otherwise specified in the applicable Prospectus Supplement and permitted by applicable rules and regulations). No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. (Section
404)

       Debt Securities may be presented for exchange as provided above, and Registered Debt Securities (other than U.S. Book-Entry Debt Securities (as defined below under "Definitive Global Securities--U.S. Book-Entry Securities")) may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any additional transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in the applicable Prospectus Supplement. (Sections 404 and 1102) The First National Bank of Chicago, currently located at 153 West 51st Street, New York, New York 10019, will be the initial Security Registrar under the Indenture. (Section 404) The Company may at any time designate, or rescind the designation of, the Security Registrar or any additional transfer agent or approve a change in the location through which the Security Registrar or any such transfer agent acts, except that, if Debt Securities of a series are issuable solely as Registered Debt Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as both Registered Debt Securities and Bearer Debt Securities or solely as Bearer Debt Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside of the United States. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 1102)

       In the event of any redemption in part of any series of Debt Securities, the Company will not be required to: (i) issue, register the transfer of, or exchange, Debt Securities of any series during a period beginning at the opening of business 15 Business Days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (a) if Debt Securities of the series are issuable only as Registered Debt Securities, the day of mailing of the relevant notice of redemption and (b) if Debt Securities of the series are issuable as Bearer Debt Securities, the day of the first publication of the relevant notice of redemption or, if Debt Securities of the series are also issuable as Registered Debt Securities and there is no publication, the day of mailing of the relevant notice of redemption; (ii) register the transfer of, or exchange, any Registered Debt Security selected for redemption, in whole or in part, except the unredeemed portion of any Registered Debt Security being redeemed in part; or (iii) exchange any Bearer Debt Security selected for redemption, except to exchange such Bearer Debt Security for a Registered Debt Security of that series and like tenor which is simultaneously surrendered for redemption. (Section 404)

       For a discussion of restrictions on the exchange, registration and transfer of Global Debt Securities, see "Global Securities" below.

PAYMENT AND PAYING AGENTS

       Payment of principal of, and premium and interest, if any, on, Registered Debt Securities will be made in the designated currency or currency unit at the office of such Paying Agent or Paying Agents as the Company may designate from time to time. At the option of the Company, payment of any interest on Registered Debt Securities may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register. Payment of any installment of interest on Registered Debt Securities will be made to the person in whose name such Registered Debt Security is registered at the close of business on the Regular Record Date for such interest.
(Sections 406 and 410.)

       Payment of principal of, and premium and interest, if any, on, Bearer Debt Securities will be made in the designated currency unit at the offices of such Paying Agents outside the United States as the Company may designate from time to time. On the applicable payment date therefor, payments of principal of, and premium, if any, on, Bearer Debt Securities will be made against surrender of such Debt Securities, and payment of interest on Bearer Debt Securities with coupons appertaining thereto on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date. (Sections 410 and 1102) No payment with respect to any Bearer Debt Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to any account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of, and premium and interest, if any, on, Bearer Debt Securities denominated and payable in U.S. dollars will be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1102)

       The First National Bank of Chicago will be designated as the Company's Paying Agent for payments with respect to Debt Securities that are issuable solely as Registered Debt Securities and as the Company's Paying Agent in the Borough of Manhattan, The City of New York for payments with respect to Debt Securities (subject to the limitations described above in the case of Bearer Debt Securities) that are issuable solely as Bearer Debt Securities or as both Registered Debt Securities and Bearer Debt Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by the Company for the Debt Securities of a series will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issuable solely as Registered Debt Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as both Registered Debt Securities or Bearer Debt Securities or solely as Bearer Debt Securities, the Company will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York for payments with respect to any Registered Debt Securities of the series (and for payments with respect to Bearer Debt Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the Debt Securities of such series are listed on any stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in any required city located outside the United States for the Debt Securities of such series. (Section 1102)

       All moneys deposited with the Trustee or a Paying Agent, or then held by the Company, in trust for the payment of principal of, and premium and interest, if any, on, any Debt Security or coupon that remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company, or, if then held by the Company, discharged from such trust, and the holder of such Debt Security or coupon will thereafter look only to the Company for payment thereof. (Section 1103)

GLOBAL SECURITIES

       The Debt Securities of a series may be issued in whole or in part as one or more Global Debt Securities in either registered or bearer form and in either temporary or definitive form. The Global Debt Security or Securities of a series will be deposited with, or on behalf of, a depositary located in the United States (a "U.S. Depositary") or a common depositary located outside the United States (a "Common Depositary") identified in the Prospectus Supplement relating to such series. All temporary or definitive Global Debt Securities in bearer form will be deposited with a Common Depositary.

       The specific terms of the depositary arrangement with respect to any Debt Securities of a series issued in global form will be described in the Prospectus Supplement relating to such series. For purposes other than making payments on a definitive Global Debt Security, the Company may treat a person having a beneficial interest in such definitive Global Debt Security as the holder of such principal amount of Outstanding Debt Securities represented by such definitive Global Debt Security as shall be specified in a written statement of the holder of such definitive Global Debt Security, or, in the case of a definitive Global Debt Security in bearer form, of Euro-clear or CEDEL (as defined below), which is delivered to the Trustee by such person. (Section 411) None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Debt Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 411) The Company anticipates that the following provisions will apply to all depositary arrangements with a U.S. Depositary or Common Depositary.

TEMPORARY GLOBAL SECURITIES

       All or any portion of a series of Bearer Debt Securities initially may be represented by one or more temporary Global Debt Securities, without interest coupons. Temporary Global Securities will be deposited with a Common Depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euro-clear System ("Euro-clear"), and CEDEL S.A. ("CEDEL") for credit to the respective accounts of the beneficial owners of such Debt Securities (or to such other accounts as they may direct). On and after the exchange date determined as provided in any such temporary Global Debt Security and described in the applicable Prospectus Supplement, each such temporary Global Debt Security will be exchangeable for definitive Debt Securities in bearer form, registered form, definitive global bearer form or any combination thereof, as specified in the applicable Prospectus Supplement. No Bearer Debt Security (including a Debt Security in definitive global bearer form) delivered in exchange for a portion of a temporary Global Debt Security will be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Sections 402 and 403)

       Interest on any portion of a temporary Global Debt Security payable in respect of an Interest Payment Date occurring before definitive Debt Securities are issued will be paid to each of Euro-clear and CEDEL with respect to the portion of the temporary Global Debt Security held for its account. Prior to making such interest payment, the Trustee must receive a signed certificate from Euro-Clear or CEDEL in the form required by the Indenture dated no earlier than such Interest Payment Date. The certificate must be based on statements provided to Euro-Clear or CEDEL by its account holders who are beneficial owners of interests in such temporary Global Debt Security to the effect that such portion is not beneficially owned by a United States person, and has not been acquired by or on behalf of a United States person or for offer to resell or for resale to a United States person or any person inside the United States or, if a beneficial interest in such portion has been acquired by a United States person,
(i) that such person is a financial institution, as defined in applicable regulations promulgated under the Internal Revenue Code of 1986, as amended (the "Code"), purchasing for its own account or has acquired such Debt Security through a financial institution and (ii) that such Debt Securities are held by a financial institution that has agreed in writing to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code and the regulations thereunder and that it did not purchase for offer to resell or for resale inside the United States. Each of Euro-clear and CEDEL will in such circumstances credit the interest received by it in respect of such temporary Global Debt Security to the accounts of the beneficial owners thereof (or to such other accounts as they may direct). (Section 403)

       As used herein, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

DEFINITIVE GLOBAL SECURITIES

       BEARER SECURITIES. If any Debt Securities of a series are issuable in definitive global bearer form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such definitive global Bearer Debt Security may exchange such interests for Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. No Bearer Debt Security delivered in exchange for a portion of a definitive Global Debt Security will be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Section 404) Principal of, and premium and interest, if any, on, a definitive global Bearer Debt Security will be payable in the manner described in the applicable Prospectus Supplement.

       U.S. BOOK-ENTRY SECURITIES. If Debt Securities of a series are to be represented by a definitive global Registered Debt Security to be deposited with or on behalf of a U.S. Depositary, such Debt Securities ("U.S. Book-Entry Debt Securities") will be represented by a definitive Global Debt Security registered in the name of the U.S. Depositary or its nominee. Upon the issuance of a definitive Global Debt Security registered in the name of the U.S. Depositary, the U.S. Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the U.S. Book-Entry Debt Securities represented by such Global Debt Security to the accounts of institutions that have accounts with such depositary or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents for the sale of such U.S. Book-Entry Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of U.S. Book-Entry Debt Securities will be limited to participants or persons that may hold interests through participants. Ownership of U.S. Book-Entry Debt Securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the U.S. Depositary or its nominee for the applicable definitive Global Security or by participants or persons that hold through participants. So long as the U.S. Depositary, or its nominee, is the registered owner of such global Debt Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the U.S. Book-Entry Debt Securities represented by such Global Debt Security for all purposes under the Indenture. Payment of principal of, and premium and interest, if any, on, U.S. Book-Entry Debt Securities will be made to the U.S. Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Debt Security representing such U.S. Book-Entry Debt Securities. Owners of U.S. Book-Entry Debt Securities will not be entitled to have such Debt Securities registered in their names in the Security Register, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws impair the ability to purchase or transfer U.S. Book-Entry Debt Securities.

       The Company expects that the U.S. Depositary for U.S. Book-Entry Debt Securities of a series, upon receipt of any payment of principal of, or premium or interest, if any, on, the related definitive Global

Debt Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Debt Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Debt Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

SATISFACTION AND DISCHARGE; DEFEASANCE

       At the request of the Company, the Indenture will cease to be in effect as to the Debt Securities of any series (except for certain obligations to register the transfer or exchange of such Debt Securities and related coupons, if any, and hold moneys for payment of such Debt Securities and coupons in trust) when either (a) all such Debt Securities and coupons have been delivered to the Trustee for cancellation or (b) all such Debt Securities and coupons have become due and payable or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year, and the Company has deposited with the trustee, in trust money, in the currency, currencies or currency unit or units in which such Debt Securities are payable, in an amount sufficient to pay all the principal of, and premium and interest, if any, on, such Debt Securities on the dates such payments are due in accordance with the terms of such Debt Securities. (Section 501)

       The Company may defease any series of Debt Securities and, at its option, either (a) be Discharged after 90 days from any and all obligations in respect of such series of Debt Securities (except for certain obligations to register the transfer of or exchange Debt Securities and related coupons, replace stolen, lost or mutilated Debt Securities and coupons, maintain paying agencies and hold moneys for payment in trust) or (b) eliminate the requirement to comply with certain restrictive covenants of the Indenture in respect of such series (including those described under "Certain Covenants of the Company"). In order to exercise either defeasance option, the Company must deposit with the trustee in trust, money, or, in the case of Debt Securities and coupons denominated in U.S. dollars, U.S. Government Obligations or, in the case of Debt Securities and coupons denominated in a foreign currency, Foreign Government Securities, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay in the currency, currencies or currency unit or units in which such Debt Securities are payable all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series. Among the conditions to the Company's exercising any such option, the Company is required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for United States Federal income tax purposes and that the holders of such series will be subject to United States Federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such option had not been exercised. (Section 503)

EVENTS OF DEFAULT, NOTICE AND WAIVER

       The Indenture provides that, if an Event of Default specified therein with respect to any series of Debt Securities shall have happened and be continuing, either the Trustee or the holders of 25% in principal amount of the outstanding Debt Securities of such series (in the case of certain events of bankruptcy, insolvency and reorganization, voting as one class with all other outstanding Debt Securities) may declare the principal of all the Debt Securities of such series, together with accrued interest thereon, if any, to be immediately due and payable by notice in writing to the Company (and to the Trustee if given by the holders). (Section 602)

       Events of Default in respect of any series are defined in the Indenture as being:

       - default for 30 days in payment of any interest installment when due;

       - default in payment of principal of, or premium, if any, on, Debt Securities of such series when due (other than any sinking fund payments) at their stated maturity, by declaration, when called for redemption or otherwise;

       - default for 30 days in the making of any sinking fund payment when due;

       - default for 90 days after notice to the Company by the Trustee or by holders of 25% in principal amount of the outstanding Debt Securities of such series in the performance of any covenant in the Debt Securities of such series or in the Indenture with respect to Debt Securities of such series;

       -      certain events of bankruptcy, insolvency and reorganization.

No Event of Default with respect to a single series of indebtedness issued under the Indenture (and any supplemental indentures) necessarily constitutes an Event of Default with respect to any other series of indebtedness issued thereunder. (Section 601)

       The Indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to the Debt Securities of any series, give to the holders of the Debt Securities of such series notice of all uncured and unwaived defaults known to it; provided that, except in the case of default in the payment of principal of, or premium or interest, if any, on, or a sinking fund installment, if any, with respect to any of the Debt Securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the Debt Securities of such series. The term "default" for the purpose of this provision only means the happening of any of the Events of Default specified above, except that any grace period or notice requirement is eliminated. (Section 702)

       The Indenture contains provisions entitling the Trustee, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to be indemnified by the holders of the Debt Securities before proceeding to exercise any right or power under the Indenture at the request of holders of the Debt Securities. (Section 703)

       The Indenture provides that the holders of a majority in principal amount of the outstanding Debt Securities of any series may in certain circumstances direct the time, method and place of conducting proceedings for remedies available to the Trustee or exercising any trust or power conferred on the Trustee in respect of such series. (Section 612)

       The Indenture includes a covenant that the Company will file annually with the Trustee an Officers' Certificate stating whether any default exists and specifying any default that exists. (Section 1106)

       In certain cases, the holders of a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of such series waive any past default or Event of Default with respect to the Debt Securities of such series or compliance with certain provisions of the Indenture, except, among other things, a default not theretofore cured in payment of the principal of, or premium or interest, if any, on, any of the Debt Securities of such series. (Section 613) The holders of a majority in principal amount of a series of outstanding Debt Securities also have certain rights to rescind any declaration of acceleration with respect to such series after all Events of Default with respect to such series not arising from such declaration shall have been cured. (Section 602)

MODIFICATION OF THE INDENTURE

       The Indenture allows the Company and the Trustee, without the consent of any holders of Debt Securities, to enter into supplemental indentures for the purposes, among other things, of:

       -      adding to the Company's covenants,

       -      adding additional Events of Default,

       - establishing the form or terms of any series of Debt Securities issued under such supplemental indentures or curing ambiguities or inconsistencies in the Indenture,

       - making other provisions that do not adversely affect the interests of the holders of any series of Debt Securities in any material respect. (Section 1001)

       The Indenture allows the Company and the Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Debt Securities of all affected series (acting as one class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the holders of the Debt Securities of such series. But, no supplemental indenture may, without the consent of the holders of all the outstanding Debt Securities affected thereby, among other things:

       (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

       (2) reduce the principal amount of, the rate of interest on, or any premium payable upon the redemption of, any Debt Security;

       (3) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon acceleration of the Maturity thereof;

       (4) change any Place of Payment where, or the currency, currencies or currency unit or units in which, any Debt Security or any premium or interest thereon is payable;

       (5) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

       (6) affect adversely the terms, if any, of conversion of any Debt Security into stock or other securities of the Company or of any other corporation;

       (7) reduce the percentage in principal amount of the outstanding Debt Securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture;

       (8) change any obligation of the Company, with respect to outstanding Debt Securities of a series, to maintain an office or agency in the places and for the purposes specified in the Indenture for such series;

       (9) modify any of the foregoing provisions or the provisions for the waiver of certain covenants and defaults, except to increase any applicable percentage of the aggregate principal amount of outstanding Debt Securities the consent of the holders of which is required or to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the holders of a specified percentage of the aggregate principal amount of outstanding Debt Securities of such series or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Debt Security affected thereby. (Section 1002)

MEETINGS

       The Indenture contains provisions for convening meetings of the holders of Debt Securities of any series. (Section 1401) A meeting may be called at any time by the Trustee under the Indenture, and also, upon request, by the Company or the holders of at least 10% in principal amount of the outstanding Debt Securities of such series, in any such case upon notice given in accordance with "Notices" below. (Section 1402) Persons entitled to vote a majority in principal amount of the outstanding Debt Securities of a series will constitute a quorum at a meeting of holders of Debt Securities of such series, except that in the absence of a quorum, if the meeting was called by the Company or the Trustee, it may be adjourned for a period of not less than 10 days, and in the absence of a quorum at any such adjourned meeting, the meeting may be further adjourned for a period of not less than 10 days.

       Except for any consent which must be given by the holder of each outstanding Debt Security affected thereby, as described above under "Modification of the Indenture", and subject to the provisions described in the last sentence under this subheading, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Debt Securities of that series. Any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is equal to or less than a majority, in principal amount of outstanding Debt Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all holders of Debt Securities of that series and the related coupons. With respect to any consent, waiver or other action which the Indenture expressly provides may be given by the holders of a specified percentage of outstanding Debt Securities of all series affected thereby (acting as one class), only the principal amount of outstanding Debt Securities of any series represented at a meeting or an adjourned meeting duly reconvened at which a quorum is present as aforesaid and voting in favor of such action will be counted for purposes of calculating the aggregate principal amount of outstanding Debt Securities of all series affected thereby favoring such action. (Section 1404)

NOTICES

       Except as otherwise provided in the Indenture, notices to holders of Bearer Debt Securities will be given by publication at least once in a daily newspaper in The City of New York and in London and in such other city or cities as may be specified in such Bearer Debt Securities. Notices will also be mailed to such persons whose names and addresses were previously filed with the Trustee, within the time prescribed for the giving of such notice. Notices to holders of Registered Debt Securities will be given by mail to the addresses of such holders as they appear in the Security Register. (Section 106)

TITLE

       Title to any Bearer Debt Securities and any coupons appertaining thereto will pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Debt Security or related coupon and, prior to due presentment for registration of transfer, the registered owner of any Registered Debt Security (including Registered Debt Securities in global registered form), as the absolute owner thereof (whether or not such Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 407)

REPLACEMENT OF SECURITIES COUPONS

       Any mutilated Debt Security and any Debt Security with a mutilated coupon appertaining thereto will be replaced by the Company at the expense of the holder upon surrender of such mutilated Debt Security or Debt Security with a mutilated coupon to the Security Registrar. Debt Securities or coupons that become destroyed, stolen or lost will be replaced by the Company at the expense of the holder upon delivery to the Security Registrar of evidence of the destruction, loss or theft thereto satisfactory to the Company and the Security Registrar; in the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced (upon surrender to the Security Registrar of the Debt Security with all appurtenant coupons not destroyed, stolen or lost) by issuance of a new Debt Security in exchange for the Debt Security to which such coupon appertains. In the case of a destroyed, lost or stolen Debt Security or coupon, an indemnity satisfactory to the Security Registrar and the Company may be required at the expense of the holder of such Debt Security or coupon before a replacement Debt Security will be issued. (Section 405)

GOVERNING LAW

       The Indenture, the Debt Securities and the coupons will be governed by, and construed in accordance with, the laws of the State of New York.

CONCERNING THE TRUSTEE

       The Company may from time to time maintain lines of credit, and have other customary banking relationships, with The First National Bank of Chicago, the Trustee under the Indenture, or with its affiliates. The First Chicago Trust Company of New York, an affiliate of the Trustee, acts as the stock transfer agent and registrar with respect to the Company's common stock.

                              PLAN OF DISTRIBUTION

       The Company may sell the Debt Securities in any of three ways: (i) through underwriters, (ii) through agents or (iii) directly to a limited number of institutional purchasers or to a single purchaser. The Prospectus Supplement with respect to each series of Debt Securities will set forth the terms of the offering of the Debt Securities of such series, including the name or names of any underwriters, the purchase price and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the Debt Securities of such series may be listed.

       If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Debt Securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Debt Securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

       Debt Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

       The Company may authorize agents or underwriters to solicit offers by certain types of institutions to purchase Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

       Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

       Each series of Debt Securities will be a new issue of securities with no established trading market. Any underwriters to whom Debt Securities are sold by the Company for public offering and sale may make a market in such Debt Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Debt Securities.

                                     EXPERTS

       The consolidated financial statements of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 28, 1997 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                    NOTE REGARDING FORWARD-LOOKING STATEMENTS

       Sections 27A of the Securities Act and 21E of the Exchange Act provide a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about their businesses and other matters as long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statements. All statements contained in this Prospectus, in each Prospectus Supplement and in any document incorporated by reference herein that the Company expects or anticipates something will or may occur in the future, including statements about the Company's business strategies, competitive strengths and the expansion and growth of the Company's business and operations, are forward-looking statements and the Company wishes to take advantage of the "safe-harbor" provisions referred to above in connection with such statements. These forward-looking statements are and will be based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors the Company believes are appropriate under the circumstances. However forward-looking statements are subject to various risks and uncertainties that could cause actual results or events to differ materially from those anticipated in such statements. Specific factors identified by the Company that might cause such a difference include, among other things, the factors noted in "Item 1. Business" in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1997 ("Annual Report"), and "Management's Discussion and Analysis of Financial Condition and Results of Operation" in the Annual Report and in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 1998. Other risk factors include the following: changes in prevailing economic conditions, particularly in the specific geographic and other markets served by the Company; actions of competitors, including competitive pricing and competitive service offerings; changes in the preferences of readers, viewers and advertisers; changes in communication and broadcast technologies and markets; changes in laws and regulations, including changes in television broadcast and cable television laws and regulations and changes in taxation and accounting standards; the effects of changing cost or availability of raw materials, including changes in the cost or availability of newsprint and magazine body paper; changes in postal rates; changes in the extent to which standardized tests are used in the admissions process by colleges and graduate schools; the inability of computer systems or equipment to process transactions for the year 2000 or beyond, including non-compliance of the Company's critical internal systems and equipment due to failure to identify non-compliance or incomplete or inadequate remediation efforts by vendors, suppliers, service providers, customers or governmental entities that are critical to the Company's business operations; and the effectiveness of the Company's marketing and sales programs.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

       The following statement sets forth the estimated amounts of expenses (subject to future contingencies), other than underwriting discounts, to be borne by the Company in connection with the offering described in this Registration Statement:

         Securities and Exchange Commission Registration Fee....                $111,200
         Trustee's Fees.........................................                   6,000
         Printing and Engraving Expenses........................                  25,000
         Rating Agency Fees.....................................                 235,000
         Accounting Fees and Expenses...........................                  55,000
         Miscellaneous Expenses.................................                  10,000

                                                                                --------
         Total Expenses.........................................                $442,200



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Section 145 of the Delaware General Corporation Law ("DGCL") permits the Company to indemnify any director or officer of the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, incurred in defense of any action (other than an action by or in the right of the Company) arising by reason of the fact that he is or was an officer or director of the Company if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 also permits the Company to indemnify any such officer or director against expenses incurred in an action by or in the right of the Company if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except in respect of any matter as to which such person is adjudged to be liable to the Company, in which case court approval must be sought for indemnification. This statute requires indemnification of such officers and directors against expenses to the extent they may be successful in defending any such action. This statute provides that it is not exclusive of other indemnification that may be granted by the Company's by-laws, a vote of stockholders or disinterested directors, agreement or otherwise. The statute permits purchase of liability insurance by the Company on behalf of officers and directors, and the Company has purchased such insurance.

       Paragraph B of Article Nine of the Registrant's Certificate of Incorporation requires indemnification to the fullest extent permitted under Delaware law of any person who is or was a director or officer of the Registrant who is or was involved or threatened to be made so involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer or employee of the Registrant or any predecessor of the Registrant or was serving at the request of the Registrant as a director, officer of employee of any other enterprise.

       Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Registrant, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Paragraph A of Article Nine of the Registrant's Certificate of Incorporation eliminates the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

       The foregoing statements are subject to the detailed provisions of
Section 145 and 102(b)(7) of the DGCL and Article Nine of such Certificate of Incorporation, as applicable.

ITEM 16.  EXHIBITS

          Exhibit No.                           Description
          -----------                           -----------

                 (1)    Proposed Form of Underwriting Agreement.*
              (4)(a) Form of Indenture between the Company and The First National Bank of Chicago as Trustee.*
              (4)(b)    Form of Fixed Rate Security with and
                        without Redemption Provision (included in Exhibit 4(a)).
                 (5)    Opinion of Diana M. Daniels, Esq.*
                (12)    Computation of Ratios of Earnings to Fixed Charges.*
             (23)(a)    Consent of Independent Accountants.*

          Exhibit No.                           Description
          -----------                           -----------

             (23)(b)    Consent of Counsel (included in Exhibit 5).*
                (24)    Powers of Attorney.*
                (25) Statement of Eligibility and Qualification on Form T-1 of The First National Bank of Chicago to act as Trustee under the Indenture.*

         ----------
         *  Filed electronically herewith.


ITEM 17.  UNDERTAKINGS

            The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) to reflect in the prospectus any facts or events
              arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                     (iii) to include any material information with respect to
              the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statements.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the
            Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above (other than through the liability insurance referred to therein), or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding and other than through such liability insurance) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 23, 1998.

                                       THE WASHINGTON POST COMPANY,

                                       by
                                           /s/ John B. Morse, Jr.
                                           -------------------------------------
                                           Name:  John B. Morse, Jr.
                                           Title:   Vice President - Finance

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated:

                                *                                Chairman of the Board and Chief Executive
   ------------------------------------------------------------  Officer (Principal Executive Officer) and Director
                        Donald E. Graham




                                *                                President, Chief Operating Officer and Director
  ------------------------------------------------------------
                         Alan G. Spoon




                                *                                Chairman of the Executive Committee
  ------------------------------------------------------------   of the Board and Director
                        Katharine Graham




                       /s/ John B. Morse, Jr.                    Vice President-Finance (Principal
  ------------------------------------------------------------   Financial and Accounting Officer)
                       John B. Morse, Jr.




                                *                                Director
  ------------------------------------------------------------
                        Warren E. Buffett




                                *                                Director
  ------------------------------------------------------------
                         Daniel B. Burke




                                *                                Director
  ------------------------------------------------------------
                         James E. Burke




                                *                                Vice President and Director
  ------------------------------------------------------------
                          Martin Cohen





                                *                                Director
  ------------------------------------------------------------
                    George J. Gillespie, III




                                *                                Director
  ------------------------------------------------------------
                        Ralph E. Gomory

                                *                                Director
  ------------------------------------------------------------
                        Donald R. Keough



                                *                                Director
  ------------------------------------------------------------
                     Barbara Scott Preiskel



                                *                                Director
  ------------------------------------------------------------
                        William J. Ruane



                                *                                Director
  ------------------------------------------------------------
                       Richard D. Simmons


                                *                                Director
  ------------------------------------------------------------
                        George W. Wilson


*By        /s/ John B. Morse, Jr.
   -----------------------------------------------------------
           Attorney-in-Fact

                                      II-4